Exhibit 10.1

CEC ENTERTAINMENT, INC.
AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN

The CEC Entertainment, Inc. 2004 Restricted Stock Plan (hereinafter called the “Plan” as amended, from time to time) was adopted by the Board of Directors of CEC Entertainment, Inc., a Kansas corporation (hereinafter called the “Company”), on March 29, 2004, became effective in 2004 as of the date the Plan was approved by the stockholders of the Company, and was amended by the Board of Directors of the Company on April 17, 2007 and became effective in 2007 as of the date the amendments to the Plan were approved by the stockholders of the Company. Further amendments to the Plan were approved by the Board of Directors of the Company on April 15, 2008 and became effective in 2008 as of the date the amendments to the Plan were approved by the stockholders of the Company.  The amendments to the Plan, as contained herein, were approved by the Board of Directors of the Company on February 24, 2009 and will be effective upon approval by the stockholders of the Company.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract, retain, and reward the services of the employees of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of restricted stock and rights to receive restricted stock, that will:

(a)	increase the interest of such persons in the Company’s welfare;

(b)	furnish an incentive to such persons to continue their services to the Company; and

(c)	provide a means through which the Company may attract able persons as employees.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Award” means a Restricted Stock Award or a Restricted Stock Unit.

2.2 “Award Agreement” means the written document evidencing the grant of an Award executed by the Company, including any amendments thereto. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be executed by the Participant receiving the Award pursuant to the Agreement.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change of Control” means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who were members of the Board for the immediately preceding two (2) years (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such a period); (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, as defined in Section 2.13) of an aggregate of 30% of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act, as defined in Section 2.13) who beneficially owned less than 15% of the voting power of the Company’s outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 15% of the voting power of the Company’s outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company’s outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquirer is  (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (B) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (C) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.7 “Common Stock” means the common stock of the Company, par value $ 0.10 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

2.8 “Date of Grant” means the effective date on which an Award is made, as determined in accordance with the corporate laws of the state of Kansas, to a Participant as set forth in the applicable Award Agreement.

2.9 “Director” means a member of the Board.

2.10 “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.11 “Dividend Equivalents” means rights granted to a Participant with respect to Restricted Stock Units to receive the equivalent value of dividends paid on the shares of the Common Stock prior to vesting of the Award.  Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formulas and at such time and subject to such limitations as may be determined by the Committee.

2.12 “Employee” means a common law employee, including an employee who is also an Officer or Director, (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary. “Employee” does not include Non-employee Directors.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and rules and regulations relating to such section.

2.14 “Fair Market Value” of a share of Common Stock means, as of any given date, the closing price of the Common Stock as reported on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, or, if the Common Stock is not traded on the New York Stock Exchange, the closing price of the Common Stock on the principal national securities exchange or national market system on which the Common Stock is listed, on the date of determination, as reported on such source as the Committee deems reliable (or if no sale occurred on such date, on the first immediately preceding trading date on which a sale occurred), or, if the Common Stock is not listed on the New York Stock Exchange or another securities exchange or market system, but is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for the Common Stock as quoted on such system or by such securities dealer on the date of determination (or if no sale occurred on that date, on the first immediately preceding date on which a sale is reported), as reported on such source as the Committee deems reliable, or, in the in the absence of an established market of the Common Stock of the type described in the foregoing, the “Fair Market Value” of a share of Common Stock shall be as determined by the Committee in good faith in accordance with such fair and reasonable means as the Board or the Committee shall specify.

2.15 “Officer” means a person who is an “officer” of the Company or a Subsidiary within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

2.16 “Non-employee Director” means a member of the Board who is not an Employee.

2.17 “Participant” means an Employee to whom an Award is granted under the Plan.

2.18 “Performance Awards” means an Award subject to Performance Goals, as provided for in Section 6.1 of this Plan.

2.19 “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to “Forfeiture Restrictions” as defined in Section 6.2 of this Plan and set forth in any related Award Agreement.

2.20 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to a Restricted Stock Award under Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in any related Award Agreement.

2.21 “Restricted Stock Award” means an award granted under Section 6.4 of this Plan of shares of Common Stock issued to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

2.22 “Restricted Stock Unit” means the right to receive a share of Common Stock, or the Fair Market Value of a share of Common stock in cash, granted pursuant to Section 6.5 of this Plan and shall be evidenced by a bookkeeping entry representing the equivalent of one share of Common Stock.

2.23 “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

2.24 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interests and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.25 “Termination of Service” occurs when a Participant shall cease to serve as an Employee for any reason.

ARTICLE 3

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

While the Common Stock of the Company is publicly traded, if necessary to satisfy the requirements of Code Section 162(m) and/or Rule 16b-3 promulgated under the Exchange Act, membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act, and/or who exhibit the independence necessary to comply with the rules of any exchange upon which the Company’s securities are traded, and any other applicable law, as necessary. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Compensation Committee of the Board shall serve as the Committee unless and until such time as the Board appoints other members of the Board to serve as the Committee.

The Committee shall determine the Participants to whom Awards shall be granted, and shall set forth in the Award Agreement of each Participant the Award, the Restriction Period, the vesting schedule, the Date of Grant, and such other terms, provisions, and limitations as are approved by the Committee, but not inconsistent with the Plan.

The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

With respect to restrictions in the Plan that are based on the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction, to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to prescribe terms for Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee whose judgment, initiative and efforts are expected to contribute to the successful performance of the Company is eligible to participate in the Plan. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee may determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation recommendations regarding which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

Shares to be issued may be made available from Common Stock held by the Company in its treasury or Common Stock that is newly issued; provided, however, that to the extent an Award is made to a newly hired Employee as a condition of employment, only shares of Common Stock held by the Company in its treasury may be used.

Subject to adjustment as provided in Articles 9 and 10, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan is 2,000,000 shares. Shares of Common Stock previously subject to Awards which are forfeited or terminated, are withheld for payment of any applicable employment taxes and/or withholding obligations or are settled in cash may be reissued pursuant to future Awards.

ARTICLE 6

GRANT OF RESTRICTED STOCK AWARD AND RESTRICTED STOCK UNITS

6.1 (a) In General. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the number of shares of Common Stock subject to the Award, the Restriction Period (in the case of a Restricted Stock Award), the vesting conditions and vesting schedule, the Date of Grant, and such other terms, provisions, and limitations as are approved by the Committee, but not inconsistent with the Plan. The Company shall issue an Award Agreement to the Participant after the Committee approves the issuance of an Award.

Each Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Award Agreements may change from time to time and the terms and conditions of separate Award Agreements need not be identical, but each such Award Agreement shall be subject to the applicable terms and conditions of this Article 6.

(b) Performance Awards. The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and  (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Performance Awards granted in the form of Restricted Stock Awards shall provide for the issuance of the shares of Restricted Stock at the time of the grant of the Performance Award and Performance Awards granted in the form of Restricted Stock Units shall provide for the issuance of the shares of Common Stock at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Restricted Stock are issued at the time of the grant of the Performance Award (granted in the form of a Restricted Stock Award), the consideration for the issuance of such shares shall be the achievement of the Performance Goals established at the time of the grant of the Performance Award, and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Restricted Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of Restricted Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other Forfeiture Restrictions (as defined in Section 6.2 hereof) provided for in this Plan. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

If it is determined to be necessary in order to satisfy Code Section 162(m), the Committee shall, at the time of the grant of a Performance Award, and to the extent permitted under Code Section 162(m) and the regulations issued thereunder, provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time of the grant. In no event, however, may the Committee increase the shares of Common Stock that may be earned under a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the number of shares of Common Stock to be earned under the Performance Award and the Committee determines not to make such reduction or elimination. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(c) Maximum Performance Award. Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, no Employee may receive in any calendar year Performance Awards having an aggregate value of more than $3,000,000.00, based on the Fair Market Value of the Common Stock subject to the Award on the Date of Grant.

(d) Performance Goals. Performance Awards may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: cash flow; cost; revenues; same store or general sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of a Performance Award.

6.2 Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and to an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee, in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Award Agreement.

6.3 Minimum Vesting Restrictions. The Forfeiture Restrictions for any particular Restricted Stock Award or vesting schedule applicable to a Restricted Stock Unit shall not provide for (i) a vesting period of less than one year nor more than five years, (ii)  full vesting within a period of less than three years and (iii) vesting that is more favorable than a pro rata vesting over a period of three years.

6.4 Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company shall issue to the Participant an Award Agreement setting forth each of the matters addressed in this Article 6 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Participant shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Award Agreement, (i) the Participant shall not be entitled to delivery of the certificate evidencing the shares of Common Stock covered by a Restricted Stock Award until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the certificate evidencing the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee and set forth in the Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Award, including rules pertaining to the Participant’s Termination of Service prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in the Award Agreement made in connection with the Restricted Stock Award.

6.5 Restricted Stock Units.  The Committee is authorized to award Restricted Stock Units to any Employee selected by the Committee covering such number of shares of Common Stock and subject to such terms and conditions as determined by the Committee and, including rules pertaining to the Participant’s Termination of Service prior to vesting of the Restricted Stock Units.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  On the vesting date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.  Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of the Common Stock that would have been issued) or any combination of cash and shares of Common Stock, as determined by the Committee, in its sole discretion, at the time of grant or settlement of the Restricted Stock Unit.  The Committee may authorize Dividend Equivalents to be paid on outstanding Restricted Stock Units.  If Dividend Equivalents are authorized to be paid, they may be paid at the time dividends are declared on the shares of Common Stock or at the time the Restricted Stock Units vest and they may be paid in either cash or shares of Common Stock, in the discretion of the Committee.  At the time of grant, the Committee shall specify the settlement date applicable to a Restricted Stock Unit, which shall be no earlier than the vesting date(s) applicable to the applicable Restricted Stock Unit and may be later than the vesting date(s) to the extent and under the terms determined by the Committee.  A Restricted Stock Unit shall be granted in compliance with the applicable requirements of Section 409A of the Code and the treasury regulations and other guidance issued thereunder.  At the time any Restricted Stock Unit is granted under the Plan, the Company shall issue to the Participant an Award Agreement setting forth each of the matters addressed in this Section 6.5 and other applicable matters in this Article 6 and such other matters as the Committee may determine to be appropriate.

6.6 Rights and Obligations of Participant. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Participant promptly after, and only after, the Forfeiture Restrictions have expired and vesting conditions, including Performance Goals, if any, have been satisfied and the Participant has satisfied all applicable federal, state and local income and employment tax withholding requirements. Each Award Agreement covering a Restricted Stock Award shall require that (i) the Participant, by his or her acceptance of the Award, shall irrevocably grant to the Company a power of attorney to transfer any shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

6.7 Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the Date of Grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Award Agreement, shall expire upon satisfaction of the conditions set forth in the Award Agreement pursuant to which the Forfeiture Restrictions will lapse. The Committee may, in its sole discretion, accelerate the Restriction Period for all or a part of a Restricted Stock Award; provided, however, that the Committee shall have no discretion to accelerate the Restriction Period for any Participant unless that Participant has been continuously an Employee for at least one (1) year after the Date of Grant.

6.8 Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to an Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.

6.9 Payment for Common Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to an Award; provided, that in the absence of such a determination, the Participant shall not be required to make any payment for shares of Common Stock received pursuant to an Award, except to the extent otherwise required by law.

6.10 Forfeiture of Restricted Stock. Subject to the provisions of the particular Award Agreement, on Participant’s Termination of Service during the Restriction Period, the shares of Common Stock still subject to the Forfeiture Restrictions contained in the Award shall be forfeited by the Participant. Upon any forfeiture, all rights of the Participant with respect to the forfeited shares of Common Stock subject to the Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Award Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Participant. The Committee will have discretion to determine the date of the Participant’s Termination of Service.

6.11 Lapse of Forfeiture Restrictions and Vesting Conditions in Certain Events; Committee’s Discretion. Notwithstanding the provisions of Section 6.10 or any other provision in the Plan to the contrary, the Committee may, on account of the Participant’s Disability or retirement, in its discretion and as of a date determined by the Committee, fully vest any Restricted Stock Unit or all Common Stock awarded to the Participant pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions or vesting conditions applicable to such Award shall lapse or terminate; provided, however, that the Committee shall have no discretion to fully vest any Common Stock awarded unless the Participant has been continuously an Employee for at least one (1) year after the Date of Grant. The Committee shall have discretion to determine whether a Participant’s Termination of Service was as a result of Disability or retirement. Notwithstanding the foregoing provisions of this Section 6.11, the Committee shall not have the discretion or the right, in the case of a Participant’s retirement, to grant to or permit a Participant to vest in an Award that is a Performance Award designated by the Committee as being an Award to which Section 162(m) of the Code applies, except to the extent the Performance Goals which were established in order for such Performance Award to be granted or to be retained have been met.  Any action by the Committee pursuant to this Section 6.11 may vary among individual Participants and may vary among the Awards held by any individual Participant.

6.12 Lapse of Forfeiture Restrictions Upon Death. Notwithstanding the provisions of Section 6.10 or any other provision in the Plan or the applicable Award Agreement to the contrary, all Restricted Stock Units or Common Stock awarded to a Participant pursuant to a Restricted Stock Award shall fully vest upon the death of such Participant, and upon such vesting all Forfeiture Restrictions applicable to a Restricted Stock Award or Restricted Stock Unit shall lapse or terminate; even though the Participant’s death occurs before he has been continuously an Employee for at least one (1) year after the Date of Grant.

6.13 Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold applicable federal, state and local income and employment taxes with respect to the lapse of Forfeiture Restrictions or issuance of shares or any other taxable event applicable to Awards, including allowing the Participant to elect to have the Company withhold shares otherwise issuable under an Award (or allow the return of shares) having a Fair Market Value equal to the sum required to be withheld.  Notwithstanding any other provision of the Plan, the number of shares which may be withheld with respect to the issuance, vesting or payment of any Award (or which may be repurchased from the Participant after such shares were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state and local income and employment tax liabilities with respect to the issuance, vesting or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such taxable income.  Prior to delivery of shares of Common Stock upon the lapse of Forfeiture Restrictions applicable to an Award, the Participant shall pay or make adequate provision acceptable to the Committee for the satisfaction of all tax withholding obligations of the Company.

ARTICLE 7

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 7, the Board or the Committee may at any time and from time to time, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, (c) materially increase the benefits accruing to Participants under the Plan, or (d) otherwise require stockholder approval due to the requirements of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or in order for the Plan or Awards to continue to comply with sections of the Code or any other laws applicable to Awards made under this Plan. Any such amendment shall, to the extent deemed necessary by the Committee, be applicable to any outstanding Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Awards outstanding under the Plan shall, upon request of the Committee and as a condition to the applicable lapse of Forfeiture Restrictions thereon, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 7 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Awards theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 8

TERM

Unless sooner terminated by action of the Board, the Plan will terminate on December 31, 2014, but Awards granted before that date will continue to be effective in accordance with the terms and conditions of the respective Award Agreement.

ARTICLE 9

CAPITAL ADJUSTMENTS

If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

(a)
An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

(b)
Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which Forfeiture Restrictions have not yet lapsed or outstanding shares of Common Stock that are subject to a Restricted Stock Unit that have not vested or have yet been issued prior to any such change.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of outstanding shares of Restricted Stock or shares of Common Stock subject to an Award.

        Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall communicate by reasonable means intended to reach each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 10

RECAPITALIZATION, MERGER AND
CONSOLIDATION; CHANGE IN CONTROL

10.1 The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.2 Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Awards granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Awards would have been entitled.

10.3 In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the outstanding Awards, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Awards to be thereafter applicable to such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Awards may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, or share exchange by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase by the Company during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Awards at a price equal to the Fair Market Value of such shares on the date of purchase.

10.4 In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all Awards outstanding shall thereupon automatically be vested. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 11

LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Award under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company in which the Participant is vested, pursuant to the terms of the Participant’s Award Agreement, as of the date the Company sells all or substantially all of its property, or dissolves, liquidates or winds up its affairs, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion accelerate the vesting of any Participant’s Award in connection with any sale, dissolution, liquidation, or winding up contemplated in this Article 11.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the shares of Common Stock to be received from an Award are being acquired for investment and not with a view to their distribution.

12.2 No Right to Continued Employment. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

12.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any Officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any Officer or Employee acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

12.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

12.5 Severability And Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

12.6 Governing Law. The Plan shall be construed and interpreted in accordance with the laws of the State of Kansas.

12.7 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan and the grant of Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

12.8 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain CEC Entertainment, Inc. 2004 Restricted Stock Plan and the related Award Agreement, copies of which are on file at the principal office of the Company in Irving, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Agreement.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

12.9 Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to or for the benefit of any other party other than the Company or a Subsidiary.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee.  The Committee by express provision in the Award or an amendment thereto may, to the extent permitted by applicable law, permit an Award to be transferred or paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.  Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

12.10 Fractional Shares.  No fractional shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

12.11 Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made or any obligations owing to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12 Internal Revenue Code Section 409A.  It is the intent that the Plan, the Award Agreement and any Award granted hereunder shall either be exempt from or comply with Section 409A of the Code, and any ambiguity in the terms to which Awards are subject shall be so construed.  In furtherance of this interest, to the extent that any regulations or other guidance issued under Section 409A after the effective date of this Plan would result in a Participant being subject to payment of interest and tax penalty under Section 409A, the Committee may amend the Plan or any Award Agreement, without the Participant’s consent, including with respect to the timing of payment of benefits, in order to avoid the application of, or to comply with the requirements of, Section 409A; provided, however, that the Company makes no representation that compensation or benefits payable under this Plan or Award granted under this Plan shall be exempt from or comply with Section 409A and makes no representation to preclude Section 409A from applying to the compensation or benefits payable under the Plan.

      A copy of this Plan shall be kept on file in the principal office of the Company in Irving, Texas.